EXHIBIT 10.23
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.
AMENDED AND RESTATED SUPPLY AGREEMENT
     This Agreement is made effective on December___30___, 2006 (“Effective Date”), among:
     Siemens Hearing Instruments, Inc., a Delaware corporation, with an address at 10 Constitution Avenue, Piscataway, New Jersey, 08855 (“SHI”); and
     certain subsidiaries and affiliates of Siemens Aktiengesellschaft, a corporation under the laws of the Federal Republic of Germany (collectively, the “Siemens Affiliates”); and
     HearUSA, Inc., a Delaware corporation, with an address at 1250 Northpoint Parkway, West Palm Beach, Florida, 33407 (“HearUSA”).
     WHEREAS, HearUSA is a retail buyer of hearing aids in the United States and also services hearing healthcare programs sponsored by HMOs and insurance companies; and
     WHEREAS, SHI is a manufacturer of hearing aids and sells such hearing aids to retail resellers, including HearUSA, for resale to consumers; and
     WHEREAS, HearUSA and SHI have determined that it would be in their respective best interests to assure a steady supply of hearing aids of various styles and capacities (the “Products”) from SHI in order that HearUSA may efficiently and economically distribute such Products through its current and future retail outlets (“Facilities”); and
     WHEREAS, SHI has offered to sell and HearUSA has agreed to purchase the Products, all in accordance with the terms and conditions contained herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Purchase and Sale. Subject to the provisions contained in this Agreement, SHI has agreed to sell and HearUSA has agreed to buy those Products listed on Exhibit A to this Agreement during the term of this Agreement. The Siemens Affiliates manufacture or may manufacture certain of the Products offered hereunder, and those Products manufactured and supplied by the Siemens Affiliates and purchased by HearUSA will be included within the definition of Products under this Agreement and included in the calculations set forth in Section 4 hereof. If any Siemens Affiliate shall sell any of the Products to HearUSA, such Siemens Affiliate shall execute and deliver a counterpart, substantially in the form of Exhibit B, to SHI and HearUSA. Upon the execution of such counterpart, such Siemens Affiliate shall become a party hereto and be bound by all the terms and conditions hereof as a seller to the same extent as though such Siemens Affiliate had originally executed this Agreement. The parties understand and agree that Exhibit A may be amended from time to time, upon mutual agreement of SHI and HearUSA, to add or delete Products. In addition, it is specifically understood that HearUSA is purchasing the Products for the purpose of resale in all of HearUSA’s Facilities, including,

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
without limitation, any new Facilities which may be or are owned, operated, affiliated with or managed by HearUSA.
     2. Term. The term of this Agreement begins on the Effective Date and ends on 10 February 2013 (“Term”).
     3. Terms and Conditions of Sale. HearUSA will submit its orders for Products either on the forms provided by SHI for that purpose or via a website provided by SHI. Net payment is due no later than seventy five (75) days after the statement date.
     4. Ordering Process and Pricing.
          4.1. HearUSA understands that SHI has offered special terms and pricing to HearUSA as consideration for the purchase compliance levels committed to by HearUSA, and that SHI is willing to continue to provide Products to HearUSA in a manner consistent with the relationship enjoyed to date by SHI and HearUSA. Subject to Section 3 hereof, HearUSA agrees to purchase, in each Fiscal Quarter (which, for the purposes of this calculation, shall be each of the three month periods of the Term ending on the last Saturday of the months of March, June, September and December), at least ninety percent (90%) of HearUSA’s quarterly purchases of hearing aid products in the United States (each individual hearing aid product purchased by HearUSA from any vendor is hereinafter called a “Unit”); provided however, that:
(i) if HearUSA has purchased from SHI, during any four (4) consecutive Fiscal Quarters, ninety percent (90%) or more of all Units purchased by HearUSA in the United States, net of returns (“Minimum Purchase Requirement”), then HearUSA shall be deemed to have complied with the purchase requirements of this Agreement; and
(ii) subject to Section 11(a) of this Agreement, HearUSA shall be in default under this Agreement (including other events of default or material breaches under this Agreement) if HearUSA fails to meet the Minimum Purchase Requirement during any four (4) consecutive Fiscal Quarters (whether or not coinciding with a calendar year), and if HearUSA does not achieve the Minimum Purchase Requirement in the immediately following Fiscal Quarter (“Purchase Requirement Cure Period”).
New acquisitions completed by HearUSA after the Closing Date will be included under the Minimum Purchase Requirement starting on the six-month anniversary of the last calendar day of the month of such acquisition.
          4.2. For purposes of this Section 4, (A) the Fiscal Quarter in which the last day of the Term occurs (unless such day is the last day of a Fiscal Quarter), shall mean the period commencing on the first day of such Fiscal Quarter and ending on the last day of the Term (such period, the “Final Contract Fiscal Quarter”), (B) the “quarterly purchases” described above shall refer to such purchases made during the applicable Final Contract Fiscal Quarter, and (C) the 90% requirement shall be reduced to a number equal to the product of 90% multiplied by a fraction, the numerator of which is the number of days in the applicable Final Contract Fiscal Quarter and the denominator of which is the actual number of days in the Fiscal Quarter in which the last day of the Term occurs.

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
          4.3. In exchange for HearUSA’s commitment to comply with the Minimum Purchase Requirement, SHI has offered to sell the Products to HearUSA at the Net Prices set forth on Exhibit A. During the term of this Agreement, upon written notice to HearUSA not later than sixty (60) days prior to the effective date thereof, SHI may adjust the list prices for the Products, such adjustment to take effect on the date set forth on such notice. SHI may not change the list prices for the Products more often than [*****] in any calendar year of the Term. SHI’s list prices charged to HearUSA shall not increase more than [*****] percent ([****]%) above the then-current prices at the time of such change and in any case will not exceed the maximum percentage of then-current price increases made by SHI to its other customers unless HearUSA fails to meet its Minimum Purchase Requirements set forth in Section 4, at which time the parties shall meet to discuss the adjustments which need to be made should HearUSA continue not to meet the Minimum Purchase Requirement.
          4.4. If HearUSA (or, as applicable, its assignee or other successor of HearUSA’s obligations under Section 16(a) of this Agreement) defaults in its obligation to meet the Minimum Purchase Requirement, and such default is not cured during the Purchase Requirement Cure Period, then SHI, in its sole discretion, shall have the right to take any or all of the following actions hereunder for so long as such default is continuing:
(i) adjust prices or terms and conditions of sale with respect to the provision of Products;
(ii) as liquidated damages, and not as a penalty, receive prompt reimbursement from HearUSA of one hundred percent (100%) of the full difference between the special pricing offered in connection with this Agreement and the then-current listed single unit prices for the Products for each defaulting Fiscal Quarter. If, however, there has been a Change of Control (as defined in the Credit Agreement) during or before any defaulting Fiscal Quarter then the parties agree that SHI will incur additional costs and expenses in due diligence and related activities, and the liquidated damages reimbursement in such case will be one hundred twenty percent (120%);
(iii) obtain equitable relief (without the necessity of posting a bond or similar financial obligation) compelling HearUSA (including, as applicable under Section 16(a) or otherwise, any of HearUSA’s affiliates, successors, and assigns) to refrain from purchasing hearing aids from any vendor other than SHI during the Term;
(iv) obtain equitable relief (without the necessity of posting a bond or similar financial obligation) compelling HearUSA (including, as applicable under Section 16(a) or otherwise, any of HearUSA’s affiliates, successors, and assigns) to purchase all its requirements for hearing aids from SHI during the Term; or
(v) terminate this Agreement in accordance with Section 11 hereof.
The remedies enumerated above in subsections (i) through (v) of Section 4.4 are nonexclusive and do not preclude SHI from exercising any or all other remedies available to it at law or equity. If HearUSA is not making best efforts to cure its default(s), then SHI may in its discretion implement Sections 4.4(iii) and/or (iv), above, at any time after a defaulting Fiscal Quarter and regardless of any Purchase Requirement Cure Period.
          4.5. (a) If HearUSA meets its Minimum Purchase Requirement, or cures any failure during the Purchase Requirement Cure Period, then HearUSA may liquidate certain loans

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
made by SHI to HearUSA pursuant to the Second Amended and Restated Credit Agreement dated as of December_30___, 2006 between SHI and HearUSA (the “Credit Agreement”).
          (b) If the loans under the Credit Agreement are fully repaid by HearUSA before the Maturity Date (as defined in the Credit Agreement), then SHI shall credit to HearUSA hereunder substantially equivalent rebates in cash of $2,920,000 in each calendar year of the Term provided that HearUSA meets the Minimum Purchase Requirement, or cures any failure during the Purchase Requirement Cure Period, for all Fiscal Quarters of such calendar year.
          4.6. (a) Within thirty (30) days after the end of each Fiscal Quarter, HearUSA shall report to SHI the absolute number of Units in such Fiscal Quarter so that HearUSA’s compliance with the Minimum Purchase Requirement can be calculated for that Fiscal Quarter.
          (b) If HearUSA:
(i) has complied with the Minimum Purchase Requirement as of the end of a Fiscal Quarter, or cures any failure during the Purchase Requirement Cure Period, and
(ii) in such Fiscal Quarter HearUSA has equaled or exceeded the cumulative average of Units purchased from SHI in each comparable past Fiscal Quarter of the Term (except that for each Fiscal Quarter in 2007, HearUSA need only equal or exceed the number of Units purchased in the comparable 2006 Fiscal Quarter) ((i) and (ii) together called the “Quarterly Volume Test”), then Siemens shall provide additional rebates of $312,500 for each such Fiscal Quarter (subject to Section 4.6(e), below).
          (c) If HearUSA does not meet the Quarterly Volume Test for any Fiscal Quarter, then:
(i) if HearUSA achieves at least 90% of the Quarterly Volume Test for such Fiscal Quarter, HearUSA shall be entitled to fifty percent (50%) or $156,250 of the rebate associated with such Fiscal Quarter (subject to Section 4.6(e), below); or
(ii) if HearUSA does not achieve at least 90% of the Quarterly Volume Test for such Fiscal Quarter, HearUSA shall not be entitled to any rebate associated with such Fiscal Quarter other than rebates described in Section 4.5(b) of this Agreement.
          (d) If HearUSA exceeds by twenty-five percent (25%) or more the Quarterly Volume Test for any Fiscal Quarter, then HearUSA shall be entitled to an additional rebate of $156,250 for such Fiscal Quarter (subject to Section 4.6(e), below).
          (e) Notwithstanding anything else in this Agreement, however:
(i) the sum of all rebates provided to HearUSA under this Supply Agreement shall not exceed $4,795,000 in any calendar year of the Term; and

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
(ii) so long as there is any balance outstanding under the Credit Agreement, SHI shall provide all rebates under this Supply Agreement solely as a credit against HearUSA’s repayments of the Loans under the Credit Agreement; otherwise, all rebates under this Supply Agreement shall be provided in cash.
     5. Product Representations. SHI makes the following representations and warranties with respect to the Products sold hereunder:
     (a) Each Product shall be manufactured (i) in conformity with all applicable requirements of the Food and Drug Administration (“FDA”) and (ii) in accordance with all applicable United States federal, state and local statutes, ordinances and regulations, including but not limited to the Food, Drug and Cosmetic Act (21 USC 301 et seq.) (the “Act”), as amended from time to time, and the regulations thereunder, including Good Manufacturing Practice Regulations, which are currently in force or which are hereafter adopted. At the time of shipment of any Product, it will not be adulterated or misbranded within the meaning of the Act and will not be a product which would violate any section of the Act if introduced into interstate commerce in the United States.
     (b) SHI has good and marketable title to, and the right to sell, the Products.
     (c) The manufacture and sale of the Product, and its use in accordance with all applicable approvals theretofore obtained and SHI’s directions for use, shall not, to the knowledge of SHI, infringe any intellectual property rights of any third parties.
     6. Covenants of SHI. SHI covenants and agrees as follows with respect to the Products:
     (a) SHI shall conduct its manufacturing operations in a safe and prudent manner, in compliance with all applicable laws and regulations, including, but not limited to, those dealing with occupational safety and health, those dealing with public safety and health, those dealing with protection of the environment, and those dealing with disposal of wastes and in compliance with the applicable provisions of this Agreement.
     (b) SHI shall use commercially reasonable efforts to have the Products listed on the “pick lists” maintained by each of the Canadian provinces.
     (c) SHI shall use commercially reasonable efforts to: (i) fill HearUSA’s orders for Products on time, and (ii) deliver Products that function as per specifications and that meet the requirements of the orders submitted by HearUSA, in each case consistent with past practices of HearUSA and SHI.
     (d) SHI shall use commercially reasonable efforts to remain one of the technology leaders in the field of hearing healthcare; provided that nothing contained herein shall limit or prohibit SHI from conducting its business in accordance with the policies and procedures established from time to time by SHI’s Board of Directors or with the overall policies and procedures of Siemens Aktiengesellschaft.
     7. Indemnification by SHI.
     (a) Subject to the provisions of subsection 7(b) below, SHI agrees to indemnify, defend and hold harmless HearUSA, its affiliates and their respective employees, agents and

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
representatives, against any and all claims, losses, damages and liabilities, including reasonable attorneys’ fees, incurred by any of them arising out of any breach of any representation by SHI, resulting from the actual adulteration or misbranding of Product, or any defect in materials or workmanship.
     (b) The foregoing indemnify shall not be effective to the extent any such claim, loss, damage or liability is based upon (i) any act of HearUSA or any of its affiliates, agents or representatives, (ii) any act of HearUSA or any of its affiliates, agents or representatives done jointly with any party other than SHI, or (iii) any claim arising as a result of any unauthorized alteration, modification or change to the Product by any party other than SHI.
     8. Indemnification by HearUSA.
     (a) Subject to the provisions of subsection 8(b) below, HearUSA agrees to indemnify, defend and hold harmless SHI, its affiliates and their respective employees, agents and representatives, against any and all claims, losses, damages and liabilities, including reasonable attorneys’ fees, incurred by any of them arising out of any act of HearUSA relative to the marketing, distribution and sale of Products.
     (b) The foregoing indemnity shall not be effective nor shall it be enforceable to the extent that any such claim, loss, damage or liability is based upon: (i) any act of SHI or any of its affiliates, agents or representatives, (ii) any act of SHI or any of its affiliates, agents or representatives done jointly with any party other than HearUSA, or (iii) any claim arising as a result of any unauthorized alteration, modification or change to the Product by any party other than HearUSA, or any defect in materials or workmanship.
     9. Procedures Related to Indemnification.
     (a) A party seeking indemnification under the terms of this Agreement shall be referred to as the “indemnified party” and the person who is to provide such indemnification shall be referred to as the “indemnifying party.” The indemnified party shall notify in writing the indemnifying party with reasonable promptness of its discovery of any matter giving rise to a claim of indemnity. The failure or delay in so notifying the indemnifying party shall not relieve indemnifying party of its obligations to indemnify unless, and only to the extent that, the indemnifying party’s defense of such claim is materially prejudiced as a result of such delay. The indemnified party shall provide the indemnifying party as soon as practicable all information and documentation related to the matter for which the indemnified party seeks indemnification. The indemnifying party shall be given access to all books and records in the possession or under the control of the indemnified party that the indemnifying party reasonably determines to be related to such claim.
     (b) Promptly upon receipt of notice from the indemnified party, the indemnifying party shall take over control of the defense of any action, claim or litigation arising out of the indemnification provisions of this Agreement. The indemnified party shall support and assist the indemnifying party in the defense, but all costs, expenses and related charges, including but not limited to attorneys’ fees, shall be for the account of the indemnifying party, except to the extent such independent counsel is representing the indemnified party for defenses available to it but not available to the indemnifying party. If the indemnified party wishes to retain its own counsel to advise and assist in the defense of such claim, it may do so, but the expense of retaining such independent counsel shall be for the account of the indemnified party and the indemnifying party shall retain complete control over the defense. If, after receipt of notice, the indemnifying party

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
does not defend the interests of the indemnified party or does not take appropriate action to defend and hold harmless the indemnified party, then, and in that case only, the indemnified party shall be entitled to retain counsel, defend the action, claim or litigation, and seek compensation for all of its costs of defense from the indemnifying party. The indemnified party shall not, without the prior consent of the indemnifying party, enter into any settlement the result of which would materially limit or modify the rights of the indemnifying party under this Agreement.
     10. Recall. If there is any recall of any Product, whether voluntary or involuntary, SHI shall replace the recalled Product without charge to HearUSA. In addition, SHI shall pay all of HearUSA’s reasonable out of pocket expenses incurred in connection with such recall. In no event shall SHI be liable for any loss of use, revenue or anticipated profits, loss of stored, transmitted or recorded data, or for any incidental, unforeseen, special, punitive or consequential damages arising out of or in connection with this Agreement, or the sale or use of the Products, or arising out of the actions taken by SHI in response to a recall or other action required by law, regulation or agency with oversight over the operations and business of SHI; provided, however, that nothing in this Section 10 shall limit SHI’s indemnification obligations under Section 7 for losses incurred by HearUSA for which HearUSA is entitled to indemnification arising out of a claim by any third party.
     11. Termination.
     (a) Either party may terminate this Agreement if there is a material breach by the other which remains uncured (or where significant steps toward effecting the cure shall not have been taken) within sixty (60) days (or longer as applicable under Section 4.1(ii) of this Agreement) after written notice is given to the breaching party specifying the nature of the breach. The parties agree that HearUSA’s failure to meet the Minimum Purchase Requirement or to make payments as required under this Agreement shall be material breaches, giving SHI the right (subject to the Purchase Requirement Cure Period or any other cure period), but not the obligation, to terminate this Agreement. The remedy of termination shall be without prejudice to any other rights or remedies available to the non-breaching party under this Agreement or at law. For the avoidance of doubt, the parties agree that this Section 11(a) is subject to the terms of Sections 4.1(ii) and 4.4 of this Agreement.
     (b) Notwithstanding subsection (a) hereinabove, SHI may terminate this Agreement effective immediately if any proceeding shall be instituted by or against HearUSA seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against HearUSA (but not instituted by it) either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur; or HearUSA shall take any corporate action to authorize any of the actions set forth above in this subsection (b). HearUSA may terminate this Agreement if SHI voluntarily or involuntarily becomes bankrupt or is unable to fulfill its obligations hereunder.
     (c) HearUSA may terminate this Agreement if:
(i) the US Food and Drug Administration takes any final action the result of which is to ban the manufacture, sale or introduction into interstate commerce of

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
any Product or to impose significant restrictions on its use in the hearing field or generally; or
(ii) SHI acquires a majority of equity ownership in a chain of entities selling hearing aids through retail outlets and which, for the entire United States hearing aid market, has all of the following characteristics (A) through (D):
(A) targets its advertising to the same end-users as HearUSA; and
(B) exceeds twenty-five percent (25%) of the volume of sales and annual income of HearUSA in the same year; and
(C) has a comparable number of retail stores as HearUSA; and
(D) directly competes with HearUSA in the same geographic territory.
     (iii) The parties further agree that part (ii), above, does not apply in the case of SHI acquiring or operating an entity in relation to SHI’s exercise of a security interest or otherwise in settlement of a dispute, breach of contract, or lawsuit.
     (d) Termination or expiration of this Agreement for any reason shall not (i) release either party from any liability or obligation which has already accrued as of the effective date of such termination or (ii) constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise.
     12. Representations and Warranties.
     (a) SHI represents and warrants that:
     (i) SHI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted, and is qualified to do business in all jurisdictions where it currently conducts business.
     (ii) SHI has the power and authority to enter into this Agreement and to perform its obligations hereunder, and the execution of this Agreement has been duly authorized by all necessary corporate or other action.
     (iii) This Agreement constitutes a legal, valid and binding obligation of SHI, and is enforceable against it in accordance with its terms, except to the extent such enforceability may be subject to (a) the laws of bankruptcy, insolvency, fraudulent conveyance or other laws relating to creditors’ rights or (b) general equitable principles.
     (iv) The execution and delivery of this Agreement and the performance by SHI of its obligations hereunder will not violate any laws or regulations applicable to SHI, conflict with or cause a breach of any obligations to a third party, or violate, breach or conflict with any of the terms of SHI’s Certificate of Incorporation or By-Laws.
     (b) HearUSA represents and warrants that:

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
     (i) HearUSA is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and has requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted, and is qualified or will be qualified to do business in all jurisdictions where it does or will conduct business.
     (ii) HearUSA has the power and authority to enter into this Agreement, including the power and authority to make payments in respect of purchases and other transactions arising herefrom, and to perform its obligations hereunder. The execution of this Agreement has been duly authorized by all necessary corporate, governmental or other action.
     (iii) This Agreement constitutes a legal, valid and binding obligation of HearUSA, and is enforceable against it in accordance with its terms, except to the extent such enforceability may be subject to (a) the laws of bankruptcy, insolvency, fraudulent conveyance or other laws relating to creditors’ rights or (b) general equitable principles.
     (iv) To the best of HearUSA’s knowledge, HearUSA does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, that would be material to its or their financial condition or business operations that have not been disclosed to SHI.
     (v) The execution and delivery of this Agreement and the performance by HearUSA of its obligations hereunder will not violate any laws or regulations applicable to HearUSA, conflict with or cause a breach of any obligations of HearUSA to a third party, or violate, conflict with or cause a breach of any of the terms of HearUSA’s Certificate of Incorporation or By-Laws.
     (c) Product Complaint Procedures. HearUSA agrees to provide all complaints with respect to the Products to SHI, in writing and in the English language, in a timely manner. Submitted complaints shall contain sufficient detail to enable SHI to adequately investigate the reported problem. Complaints pertaining to injury or death shall be reported to SHI in five (5) working days or less from the date of HearUSA’s receipt of such complaint in order that SHI may comply with the requisite FDA Medical Device Reporting requirements. SHI will take appropriate steps to make all necessary filings and reports to regulatory agencies in accordance with its obligations. When requested so to do, HearUSA will use its best commercial efforts to provide evaluation and investigation support to SHI. SHI, as service provider for the Products, is responsible for analysis of service reports, service repair data, service trends and telephone support for potential complaints or corrective action requirements, all as set forth in the Quality Systems Regulation and other FDA instructions. HearUSA agrees to return parts involved in a complaint to SHI promptly, and in any event within thirty (30) days after notification by HearUSA to SHI of the complaint.
     13. Dispute Resolution.
     (a) In an effort to effectively and economically manage the resolution of any disagreement which might arise during the term of this Agreement with respect to the obligations of the parties, or with respect to actions to be taken or not taken under the terms of the Agreement, the parties agree to appoint a representative (at the line manager level or its equivalent) to meet and discuss the disagreement. If such representatives, after a good faith effort, are not able to resolve the disagreement to the mutual satisfaction of the parties, the

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
disagreement then shall be submitted to the respective Vice Presidents of the parties for their attention. If the Vice Presidents are not able to negotiate a mutually acceptable resolution of the dispute, then the parties agree to submit the disagreement to arbitration and the provisions of clause (b) of this Section shall apply.
     (b) Subject to the provisions of subsection (a) hereinabove, any disagreement, dispute, controversy or claim arising out of this Agreement, including without limitation, interpretation thereof, or any alleged breach or invalidity, which cannot be resolved through the good faith negotiations of the parties shall be resolved through arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (except to the extent such rules conflict with the provisions of this Agreement, in which event, this Agreement shall control). The tribunal shall be composed of three arbitrators (one selected by each party and the third selected by the arbitrators selected by the parties) and shall be conducted in New York, New York (“Site”). Any arbitration proceedings shall be conducted in confidence and the award or decision of the tribunal shall be final and binding upon the parties. The award of the arbitrators shall be enforceable by any court having jurisdiction thereof.
     (c) Nothing contained herein shall prohibit or limit in any way any party from seeking or obtaining preliminary or interim injunctive or other equitable relief from a court for a breach or alleged breach of any of the covenants and agreements of the other party to this Agreement.
     14. Notices. When any notice is required or permitted to be given under any provision of this Agreement, such notice shall be made in writing and signed by or on behalf of the party giving such notice, mailed certified mail, postage prepaid, return receipt requested, or sent by nationally recognized overnight courier, and addressed to the party to whom such notice is to be given at the addresses set forth below. Notices are considered delivered on the postmarked date or the date delivered to a courier for next workday delivery. Either party may change its address for the receipt of any notice in the manner set forth above.

To SHI:	To HearUSA:

Siemens Hearing Instruments, Inc.	HearUSA, Inc.
10 Constitution Avenue	1250 Northpoint Parkway
Piscataway, NJ 08855	West Palm Beach, FL 33407
Attention: Chief Financial Officer	Attention: President
Telecopy No. (732) 562-6688	Telecopy No. (561) 688-8893

Copy to:	Copy to:

Associate General Counsel	LaDawn Naegle, Esq.
Siemens Corporation Medical Solutions	Bryan Cave LLP
51 Valley Stream Parkway	700 13th Street, N.W., Suite 700
Malvern, PA 19355	Washington, DC 20005
Telecopy No. (610) 448-1710	Telecopy No. (202) 508-6200
     15. New Products. The parties understand and agree that the development of new hearing aids is both anticipated and encouraged. HearUSA wishes to be able to sell new and improved Products. As new Products become commercially available from SHI, SHI will provide notice to HearUSA of such availability, and such Products will be added to this Agreement as soon as they

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
are commercially available upon the mutual agreement of the parties. SHI shall determine the prices for such new Products, such prices to be commercially reasonable and consistent with the quantity discounts provided under this Agreement. Such Products shall be subject to the same adjustments in price as described above for the current Products. As a result of the development of new technology, certain of the current Products may become less valuable in the marketplace. To the extent practicable, SHI will continue to offer the older Products, but HearUSA agrees to channel its marketing efforts and those of the Facilities towards the introduction and sale of the new Products added to this Agreement. As the scope of the Products changes, certain older Products may be deleted from the Products offered under this Agreement, upon the mutual agreement of the parties.
     16. Miscellaneous Provisions.
     (a) Assignment or Other Transfer of Obligations. HearUSA expressly agrees that this Agreement must be honored by any successor entity of HearUSA, and that it is an essential term of this Agreement that its terms shall survive any acquisition, merger, transfer of assets, or other restructuring, reorganization or material transaction affecting HearUSA. Neither this Agreement, nor the rights or duties of any party thereunder, may be assigned, acquired, subcontracted, merged, or otherwise transferred without the written consent of the other party, which consent shall not be unreasonably withheld or delayed, provided that SHI shall be permitted to assign this Agreement to a subsidiary, parent or affiliated entity of SHI. If there is a Change of Control of HearUSA (as defined in the Credit Agreement) then during the Term, SHI shall have the right to determine whether or not, in its sole discretion, this Agreement should be assigned to the third party or the entity which results from the Change of Control, and, should SHI so request, HearUSA will provide to SHI and (as applicable) will arrange to have provided to SHI by the entity assuming HearUSA’s obligations under this Agreement, additional express written assurance of the abilities and willingness of the third party or new entity to assume the obligations of HearUSA and provide the services of HearUSA hereunder. If SHI does not consent to an assignment of this Agreement, then HearUSA shall have the right to terminate the Agreement on sixty (60) days prior written notice without any further obligation or liability hereunder. SHI shall retain all rights which it has or may have up to the effective date of such termination. This Agreement shall be binding on SHI and HearUSA and their respective successor and permitted assigns.
     (b) No Waiver. No waiver of a breach of any provision of this Agreement shall constitute a waiver of any other breach of such provision, nor shall any such waiver be construed as a continuing waiver.
     (c) Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York, without giving effect to such State’s conflict of laws provisions (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
     (d) Force Majeure. No party shall be liable for failure to perform or delay in performing its obligations under this Agreement, and shall not be deemed to be in breach of its obligations hereunder, if and to the extent and for so long as such failure or delay in performance or breach is due to natural disaster, war, strikes or other labor disputes, any loss or disruption of facilities, or any other cause beyond the reasonable control of such party. The affected party shall promptly provide the other party with notice of such occurrence, shall diligently attempt to restore or continue its performance, and shall advise when such event of force majeure shall have ended.

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
     (e) Housemark Usage. In connection with the transactions contemplated under this Agreement, SHI has authorized HearUSA to use SHI’s housemark ‘SIEMENS’ in accordance with SHI’s regulations and guidelines for the use of such housemark. In order to assure proper usage of its housemark, SHI reserves the right to review all proposed usages of the housemark by HearUSA.
     (f) Complete Agreement. This Agreement, and the Exhibits hereto, represents the complete and exclusive statement of the arrangement between the parties with respect to the matters contained herein and supersedes all prior agreements and representations, oral or written, on the same subject matter. Amendments to this Agreement shall not be effective unless made in writing and signed by the parties hereto. If there is an irreconcilable conflict between the terms contained in any of the Exhibits relating to this Agreement and the terms of this Agreement, the text of this Agreement shall govern. If there are terms in the Exhibits which govern activities related thereto and which are not addressed in this Agreement, the terms of the Exhibit shall govern. If the nature of the activities to be conducted pursuant to this Agreement anticipate the preparation, execution and use of other agreements (“ancillary documents”) in respect of specific activities, such ancillary documents will be subject to the terms of this Agreement to the extent the terms therein are not in conflict with this Agreement, and in an event of conflict, the terms of the ancillary documents shall control the activities described therein.
     (g) No Agency. The relationship established hereby is in all respects a commercial relationship. Nothing herein shall be construed as imposing any fiduciary obligations on either party, or as establishing any partnership or joint venture between the parties, or as rendering one party an agent of the other. No agent or employee of one party shall be deemed to be an employee or agent of the other. The parties acknowledge that their relationship is one of independence and that, as separate entities, they each have entered into this Agreement for their respective business interests.
     (h) Confidentiality. HearUSA and SHI agree that this Agreement, including any Exhibits, appendices or ancillary agreements, as well as the nature of the services to be provided one to the other hereunder, are confidential. The parties agree to keep this Agreement and the information disclosed in, in connection with and with respect to this Agreement as confidential and not reveal such information to any other entity now, during or after the termination or expiration of this Agreement. The parties may, however, admit to the existence of a supply agreement between them. This restriction does not apply to any information that (i) is or becomes public through the process of law, or through no fault of either party, or (ii) that was revealed to either party by a third party not owing an obligation of confidentiality to the party who owns the information disclosed, (iii) information that is rightfully in the recipient’s possession or part of recipient’s general knowledge prior to the receipt of such confidential information, or (iv) information that is required to be disclosed by law, the order of a court or regulation of a governmental agency having jurisdiction over the parties; provided, however, if this Agreement is a “Material Agreement” or HearUSA is otherwise required by the SEC to file this Agreement, HearUSA shall provide to SHI for SHI’s prior review: (i) a copy of HearUSA’s proposed redacted version of the Agreement, and (ii) HearUSA’s explanatory cover letter to the SEC. HearUSA shall incorporate all redactions reasonably requested by SHI, provided all redactions are requested upon the advice of SHI’s counsel.
     (i) Taxes. Each party shall remain responsible for any taxes assessed against such party which are to be paid by such party as a result of the transactions hereunder.

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
     Any reductions in pricing that are realized by Purchaser as a result of meeting Compliance Obligations, or otherwise, are reportable to any Federal or State Reimbursement Program to which Purchaser participates pursuant to Section 1128 (B) (b) of the Social Security Act. As such SHI shall notify Purchaser at the time that any discount, rebate or cost reduction is achieved of the value to Purchaser to assist Purchaser in complying with this obligation.
     (j) Headings; Counterparts. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof, or define, limit or in any was affect the meaning of any of the terms or provisions hereof. This Agreement may be executed in two or more counterparts and any party hereto may execute any such counterpart. Each counterpart, when executed and delivered, shall be deemed to be an original and all of such counterparts taken together shall be deemed to be one and the same instrument.
     (k) Public Announcements. Except as the other party shall authorize in writing, or as required by law, the parties shall not disclose, and shall cause their respective officers, directors, employees, affiliates and advisors not to disclose, any matter or matters relating to this transaction to any person not an officer, director, employee, affiliate or advisor of such party. If a party is required by law to make a public announcement or disclosure, then such party shall, if practicable, consult with the other as to the timing and content of such announcement before such announcement is made. The parties shall agree about the content of any statement or communication to the public or the media prior to the release thereof.
     (l) Survival of Certain Provisions. Notwithstanding the termination or expiration of this Agreement, the following provisions shall survive, along with either party’s obligations to pay any payments or fees accrued prior to termination or expiration: Sections 7, 8, 9, 10, 11(d), 13, 14, and 16.
     (m) Audits. SHI may, at reasonable intervals, conduct audits of HearUSA’s relevant books and records to ascertain whether or not HearUSA is meeting its obligations under this Agreement. If any audit shows that HearUSA has deviated five percent (5%) or more from the Minimum Purchase Requirement reported by HearUSA for one or more Fiscal Quarters covered by the audit, then the reasonable costs of such audit shall promptly be paid by HearUSA and an adjustment in the rebates may be required.
[SIGNATURE PAGE FOLLOWS.]

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

HearUSA, INC.

By: Name:	/s/ Stephen J. Hansbrough Stephen J. Hansbrough
Title:	President and CEO

SIEMENS HEARING INSTRUMENTS, INC.

By: Name:	/s/ Willian J. Lankenau William J. Lankenau
Title:	President and CEO

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006
EXHIBIT A HearUSA Pricing Schedule for Custom and BTE Products
Effective dates for pricing* — January 1, 2007 through December 31, 2007
*All pricing subject to Siemens annual price increase

			New Pricing - Effective 1/1/07
LIFE	BTE	Single Unit	HearUSA Net Price
	CENTRA Life	$1,539	$	[*****]
	CENTRA Life Kits	$3,078	$	[*****]
	ACURIS Life	$1,412	$	[*****]
	ACURIS Life Kits	$2,824	$	[*****]
	ARTIS Life	$1,190	$	[*****]
	CIELO Life	$858	$	[*****]
	ePocket Remote	$104	$	[*****]

CENTRA	Custom
	ITE	$1,608	$	[*****]
	HS	$1,608	$	[*****]
	ITC / MC	$1,801	$	[*****]
	CIC	$1,801	$	[*****]
	BTE
	CENTRA S	$1,710	$	[*****]
	CENTRA S VC	$1,710	$	[*****]
	CENTRA P	$1,915	$	[*****]
	CENTRA HP	$1,915	$	[*****]
	CENTRA SP	$1,915	$	[*****]

ACURIS	Custom
	ITE	$1,548	$	[*****]
	HS	$1,548	$	[*****]
	ITC / MC	$1,734	$	[*****]
	CIC	$1,734	$	[*****]
	BTE
	ACURIS S	$1,650	$	[*****]
	ACURIS P	$1,848	$	[*****]

ARTIS with e2e	Custom
	ITE	$1,400	$	[*****]
	HS	$1,400	$	[*****]
	ITC / MC	$1,569	$	[*****]
	CIC	$1,569	$	[*****]

A

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006

			New Pricing - Effective 1/1/07
LIFE	BTE	Single Unit	HearUSA Net Price
	BTE
	ARTIS e2e S	$1,492	$	[*****]
	ARTIS e2e P/SP	$1,533	$	[*****]

ARTIS	Custom
	ITE	$1,016	$	[*****]
	HS	$1,016	$	[*****]
	ITC / MC	$1,138	$	[*****]
	CIC	$1,138	$	[*****]
	BTE
	ARTIS S	$1,190	$	[*****]
	ARTIS P/SP	$1,231	$	[*****]

CIELO	Custom
	ITE	$760	$	[*****]
	HS	$760	$	[*****]
	ITC / MC	$851	$	[*****]
	CIC	$851	$	[*****]
	BTE
	CIELO S	$858	$	[*****]
	CIELO Dir	$899	$	[*****]

MUSIC Pro	Custom
	ITE	$652	$	[*****]
	HS	$652	$	[*****]
	ITC / MC	$730	$	[*****]
	CIC	$730	$	[*****]
	BTE
	MUSIC Pro	$698	$	[*****]
	MUSIC Pro S	$698	$	[*****]
	MUSIC Pro Dir	$698	$	[*****]
	MUSIC Pro SP	$749	$	[*****]

INFINITI Pro	Custom
	ITE	$439	$	[*****]
	HS	$439	$	[*****]
	ITC / MC	$492	$	[*****]
	CIC	$492	$	[*****]
	BTE
	INFINITI Pro	$506	$	[*****]
	INFINITI Pro S	$506	$	[*****]
	INFINITI Pro Dir	$506	$	[*****]
	INFINITI Pro SP	$541	$	[*****]

B

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006

			New Pricing - Effective 1/1/07
LIFE	BTE	Single Unit	HearUSA Net Price
PHOENIX	Custom
	ITE	$434	$	[*****]
	HS	$434	$	[*****]
	ITC / MC	$486	$	[*****]
	CIC	$486	$	[*****]

PHOENIX One	Custom
	ITE	$415	$	[*****]
	HS	$415	$	[*****]
	ITC / MC	$465	$	[*****]
	CIC	$465	$	[*****]
	BTE
	PHOENIX 113	$398	$	[*****]
	PHOENIX 213	$398	$	[*****]
	PHOENIIX 313	$398	$	[*****]

		New Pricing - Effective 1/1/07
Options	Single Unit Price	Hear USA Price
AGC-O CONTROL	$35.00	$	[*****]
CLEAR COAT	$33.00	$	[*****]
FILAMENT VC	$59.00	$	[*****]
GAIN CONTROL	$35.00	$	[*****]
MPO CONTROL	$35.00	$	[*****]
SCREW SET VC	$32.00	$	[*****]
SOFT CANAL	$33.00	$	[*****]
TELECOIL	$60.00	$	[*****]
TELECOIL (SWITCHLESS)	$74.00	$	[*****]
TONE (N-H) SWITCH	$35.00	$	[*****]
TONE (N-L) SWITCH	$35.00	$	[*****]
TONE (N-H) CONTROL	$35.00	$	[*****]
TONE (N-L) CONTROL	$35.00	$	[*****]
TWINMIC SYSTEM	$135.00	$	[*****]
VOICEMIC	$135.00	$	[*****]
24 HOUR SERVICE	$51.00	$	[*****]
REMAKE / RECASE after 1 Year	$85.00	$	[*****]
REMAKE/RECASE- NO MODEL CHANGE after 1 Year	$85.00	$	[*****]
CONV BTE >5YR OUT-WARR SERVICE	$133.00	$	[*****]
CONV BTE OUT OF WARRANTY SVC	$72.00	$	[*****]
CONV ITE >5YR OUT WARR SERVICE	$133.00	$	[*****]

C

AMENDED AND RESTATED SUPPLY AGREEMENT, December 2006

		New Pricing - Effective 1/1/07
Options	Single Unit Price	Hear USA Price
CONV ITE OUT OF WARR SERVICE	$72.00	$	[*****]
DIG BTE OUT OF WARRANTY	$135.00	$	[*****]
DIG ITE OUT OF WARRANTY SERV	$135.00	$	[*****]
ITE 1-2YR DAMAGE SERVICE	$190.00	$	[*****]
PROG ANALOG BTE OUT OF WARR	$113.00	$	[*****]
PROG ANALOG ITE OUT OF WARR	$113.00	$	[*****]
DHL EXPRESS OVERNIGHT/NEXT DAY	$17.00	$	[*****]
DHL EXPRESS OVERNIGHT/NEXT DAY	$19.00	$	[*****]

D

EXHIBIT B
AGREEMENT TO BE BOUND BY SUPPLY AGREEMENT

TO:	SIEMENS HEARING INSTRUMENTS, INC.

AND TO:	HearUSA, INC.
     The undersigned hereby acknowledges and confirms that the undersigned (i) has received a copy of the Supply Agreement, dated as of                      2007(the “Agreement”), by and among Siemens Hearing Instruments, Inc., and certain Siemens Affiliates (which, for the purposes of this Exhibit B, are called “Sellers”) and HearUSA, Inc., a copy of which is attached hereto, (ii) has read and understands fully the provisions of the Agreement, and (iii) proposes to become a party thereto as a “Seller” in accordance with the provisions of the Agreement.
     From and after the date hereof, the undersigned hereby covenants and agrees to be bound by the Agreement, as such Agreement may be amended, modified, replaced, restated or supplemented from time to time in accordance with the provisions thereof, as a party in the same manner and to the same extent as if the undersigned had been an original party to the Agreement as a “Seller”.
     Unless otherwise defined in this Counterpart, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.
     DATED: [          ], 200[ ]

[NAME OF SIEMENS AFFILATE]

By:
Name:
Title:
Address for Notices:

E